Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

§906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David S. Gino, Chief Operating Officer, Vice President-Finance and Chief Financial Officer of Active Power, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the aforementioned Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Annual Report.

/s/ DAVID S. GINO

David S. Gino Chief Operating Officer, Vice President - Finance and Chief Financial Officer

February 19, 2004